SECURITIES & EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     September
  23, 1997


Exact Name of Registration as Specified in Charter:



                      APEX MINERALS CORPORATION



State of Other Jurisdiction of Incorporation:



                               DELAWARE



Commission File Number:  333-5302-D


IRS Employer Identification Number:  87-0543383


Address and Telephone Number of Principle Executive Offices:

                        57 West 200 South #310
                      Salt Lake City, Utah 84101
                            (801) 359-9300






Item 4.  Changes in Registrant's Certifying Accountants.

Orton & Company, P.C. were previously the principal accountants for Apex Minerals Corporation. On September 23, 1997, the Board of Directors approved the engagement of the firm of Crouch, Bierwolf, & Chisholm to replace Orton & Company, PC, which declined to stand for reelection as the Certifying Accountants for the Company.

In connection, with the audit of the previous fiscal year ended June 30, 1996 and the subsequent period from June 30, 1996 to September 23, 1997, there were no disagreements with Orton & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountants' report of Orton & Company on the consolidated financial statements of Apex Minerals Corporation and subsidiary as of and for the year ended June 30, 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles.


                              SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apex Minerals Corporation



/s/ Howard Oveson
Secretary and CFO

Date: September 28, 1997